UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events
On March 16, 2018, Delek US Holdings, Inc. (“Delek”) entered into definitive agreements to sell to World Energy, LLC (i) all of Delek’s membership interests in AltAir Paramount, LLC, (ii) certain refining assets and other related assets located in Paramount, California and (iii) certain tank farm and pipeline assets and other related assets located in California. The transactions contemplated by these agreements were completed on the same date. Based on Delek’s ownership interest in AltAir Paramount, LLC, Delek expects to receive net proceeds of approximately $72 million, including estimated working capital and Delek’s portion of the expected biodiesel tax credit for 2017, subject to certain customary adjustments. The press release issued by Delek is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)     Exhibits.

99.1    Press Release of Delek US Holdings, Inc. dated March 19 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELEK US HOLDINGS, INC.

By:    /s/ Kevin Kremke
    Name:    Kevin Kremke
    Title:    EVP / Chief Financial Officer

DATED: March 19, 2018